Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

x

In re	:

	:	Chapter 11 Case No.

ARMSTRONG WORLD INDUSTRIES,	:

INC., et al.,	:	00-4471 (JKF)

:

Debtors.	:	(Jointly Administered)

:

x

ORDER CONFIRMING THE

FOURTH AMENDED PLAN OF REORGANIZATION OF

ARMSTRONG WORLD INDUSTRIES, INC., AS MODIFIED

Armstrong World Industries Inc., as debtor and debtor in possession in the above captioned chapter 11 cases (“AWI” or the “Debtor”), having proposed and filed the Fourth Amended Plan of Reorganization of Armstrong World Industries, Inc., dated May 23, 2003 (as modified by the modifications filed on October 17, 2003, November 10, 2003, December 3, 2004 and February 21, 2006 (collectively, the “Modifications”), the “Plan”),1 and the Disclosure Statement in respect of the Plan, dated June 2, 2003 (the “Disclosure Statement”); and the Disclosure Statement having been approved by the Bankruptcy Court pursuant to an order dated June 2, 2003 as containing “adequate information” pursuant to section 1125 of chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) (the “Disclosure Statement Order”); and a hearing on confirmation of the Plan having come before the court, the Honorable Eduardo C. Robreno, United States District Judge, on May 23, 24, 25, and July 11, 2006, and the issues having been duly heard and Findings of Fact and Conclusions of Law having been

[1]	Capitalized terms used but not defined herein have the meanings ascribed to them in the Plan. A copy of the Plan, dated February 21, 2006 (without exhibits), which incorporates the Modifications, is annexed hereto as Exhibit “A.”

entered simultaneously herewith, and the District Court having entered its decision and order, dated August 14, 2006 (the “Unfair Discrimination Decision and Order”), overruling the Unsecured Creditors’ Committee’s objection to confirmation of the Plan,

It is DECREED, ORDERED and ADJUDGED as follows:

I. Injunctions

A. Claims Trading Injunction

1. This Order contains and constitutes the Claims Trading Injunction.

2. From and after the entry of this Order every Entity be, and it hereby is, permanently and forever stayed, restrained, and enjoined from, directly or indirectly, purchasing, selling, transferring, assigning, conveying, pledging, or otherwise acquiring or disposing of any Asbestos Personal Injury Claim; provided, however, that the foregoing shall not apply to (i) the transfer of an Asbestos Personal Injury Claim to the holder of an Indirect PI Trust Claim solely as a result of such holder’s satisfaction of such Asbestos Personal Injury Claim or (ii) the transfer of an Asbestos Personal Injury Claim by will or under the laws of descent and distribution. Any action taken in violation of this paragraph will be void ab initio.

B. Creation of the Asbestos PI Trust and Section 524(g) Injunction

1. On the later of the execution of the Asbestos PI Trust Agreement by the Asbestos PI Trustees and the Effective Date, the Asbestos PI Trust shall be created in accordance with the Plan and the Asbestos PI Trust Agreement. Upon the creation of the Asbestos PI Trust, all right, title, and interest in and to the Asbestos PI Trust Assets (as such term is defined in the Asbestos PI Trust Agreement) shall be transferred to, and vested in, the Asbestos PI Trust. The Asbestos PI Trust and the Asbestos PI Trustees are herby authorized and empowered to receive the Asbestos PI Trust Assets.

2. On or as soon as practicable after the Effective Date, Reorganized AWI is hereby authorized to transfer and assign, or cause to be transferred and assigned to the Asbestos PI Trust, the books and records of AWI that pertain directly to Asbestos Personal Injury Claims that have been asserted against AWI, which transfer shall not result in the destruction or waiver of any applicable privileges pertaining to such books and records. If the Asbestos PI Trust does not issue written instructions for the transfer or retention of such books and records within one hundred eighty (180) days after the later of the Effective Date and the date by which all the Asbestos PI Trustees have executed the Asbestos PI Trust Agreement, or if the Asbestos PI Trust so requests, Reorganized AWI may (and shall, if the Asbestos PI Trust so requests, but at the sole cost and expense of the Asbestos PI Trust) destroy any such books and records, and the order of the District Court entered during the Chapter 11 Case with respect to the retention of books and records shall be deemed superseded by this Order and the Plan to the extent necessary to permit destruction of such books and records.

3. The appointment of Paul Knutti, Anne Ferazzi, Thomas Tully, Lewis Sifford and Harry Huge as the initial Asbestos PI Trustees, be, and hereby is, approved. Effective as of the Effective Date, the initial Asbestos PI Trustees shall serve as Asbestos PI Trustees in accordance with the terms of the Asbestos PI Trust Agreement.

4. The appointment of John D. Cooney, Russell W. Budd, Steven Kazan, Joseph F. Rice, and Perry Weitz as the five initial members of the Trust Advisory Committee (the “TAC”) be, and hereby is, approved. Effective as of the Effective Date, the initial members of the TAC shall serve as members of the TAC in accordance with the terms of the Asbestos PI Trust Agreement.

5. In consideration for the property transferred to the Asbestos PI Trust pursuant to Section 10.1 of the Plan, and in furtherance of the purposes of the Asbestos PI Trust and the Plan, the Asbestos PI Trust shall assume all liability and responsibility for all Asbestos Personal Injury Claims, and Reorganized AWI shall have no further financial or other responsibility or liability therefor. The Asbestos PI Trust shall also assume all liability for premiums, deductibles, retrospective premium adjustments, security or collateral arrangements, or any other charges, costs, fees, or expenses (if any) that become due to any insurer in connection with the Asbestos PI Insurance Asset as a result of Asbestos Personal Injury Claims, asbestos-related personal injury claims against Entities insured under policies included in the Asbestos PI Insurance Asset by reason of vendor’s endorsements, or under the indemnity provisions of settlement agreements that AWI made with various insurers prior to the Commencement Date to the extent that those indemnity provisions relate to Asbestos Personal Injury Claims, and Reorganized AWI shall have no further financial or other responsibility or liability for any of the foregoing.

6. With respect to any Asbestos Personal Injury Claim that is allowed by the Asbestos PI Trust in accordance with the Asbestos PI Trust Agreement and the Asbestos PI Trust Distribution Procedures, such allowance shall establish the amount of legal liability against the Asbestos PI Trust in the amount of the liquidated value of such Claim, as determined in accordance with the Asbestos PI Trust Distribution Procedures.

C. Asbestos PI Permanent Channeling Injunction

1. In connection with the creation of the Asbestos PI Trust and to supplement the injunctive relief of a discharge under section 524(g) of the Bankruptcy Code, the Asbestos PI Permanent Channeling Injunction, be, and hereby is, issued and approved as of the Effective Date.

2. This Order contains and constitutes the Asbestos PI Permanent Channeling Injunction. The Asbestos PI Permanent Channeling Injunction is to be implemented in connection with the Plan and the Asbestos PI Trust.

3. From and after the Effective Date, every Entity be, and it hereby is, permanently and forever stayed, restrained, and enjoined from taking any of the following actions for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any Asbestos Personal Injury Claim (other than actions brought to enforce any right or obligation under the Plan, any Exhibits to the Plan, or any other agreement or instrument between AWI or Reorganized AWI and the Asbestos PI Trust, which actions shall be in conformity and compliance with the provisions of the Plan):

a. commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding (including, without express or implied limitation, a judicial, arbitral, administrative, or other proceeding) in any forum against or affecting any PI Protected Party2 or any property or interests in property of any PI Protected Party;

[2]	A list of “PI Protected Parties” is attached hereto.

b. enforcing, levying, attaching (including, without express or implied limitation, any prejudgment attachment), collecting, or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against any PI Protected Party or any property or interests in property of any PI Protected Party;

c. creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any Encumbrance against any PI Protected Party or any property or interests in property of any PI Protected Party;

d. setting off, seeking reimbursement of, contribution from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any PI Protected Party or any property or interests in property of any PI Protected Party; provided, however, that the foregoing shall not preclude the assertion of a setoff or recoupment defense under applicable law by a third party solely in response to, and to the extent of, a claim asserted by a PI Protected Party against such third party that such third party is liable in whole or in part for an Asbestos Personal Injury Claim; and

e. proceeding in any manner in any place with regard to any matter that is subject to resolution pursuant to the Asbestos PI Trust, except in conformity and compliance therewith.

Nothing contained in this paragraph, however, shall constitute or be deemed a waiver of any claim, right, or cause of action that AWI, Reorganized AWI, or the Asbestos PI Trust may have against any Entity in connection with or arising out of an Asbestos Personal Injury Claim, and the foregoing injunction shall not apply to the assertion of any such claim, right, or cause of action by AWI, Reorganized AWI, or the Asbestos PI Trust.

II. Confirmation of the Plan

1. The Plan be, and it hereby is, confirmed.

2. The record of the Confirmation Hearing be, and it hereby is, closed.

3. Pursuant to the Unfair Discrimination Decision and Order, the District Court has overruled the Unsecured Creditors’ Committee’s objection to confirmation of the Plan. All other objections to confirmation of the Plan that have not been withdrawn prior to entry of this Order or are not cured by the relief granted herein be, and they hereby are, overruled in their entirety, and all withdrawn objections be, and they hereby are, deemed withdrawn with prejudice.

4. The Modifications be, and they hereby are, deemed to be either technical changes or clarifications that do not adversely change the treatment of the Claim of any creditor of AWI or have been consented to by the entities affected thereby.

5. AWI be, and it hereby is, subject to further order of this Court, authorized to amend or modify the Plan at any time prior to the Effective Date, but only in accordance with Section 4.1 of the Plan and section 1127(b) of the Bankruptcy Code.

6. In the event of any inconsistency between the Plan and any agreement, instrument or document intended to implement the Plan and this Order, the provisions of the Plan shall govern and shall supersede any orders of this Court issued prior to the Effective Date that may be inconsistent herewith; however, nothing in this Order or the Plan shall supersede the provisions of any prior orders incorporated herein by reference, including the Stipulation and Order dated August 29, 2003, entered into by AWI, the Asbestos Claimants Committee, the Future Claimants’ Representative, and Liberty Mutual Insurance Company.

7. The parties to any agreement or other document that is contained in the Exhibit Volume (the “Plan Exhibits”) be, and they hereby are, authorized to execute such Plan Exhibits and modify same consistent with the terms of the Plan Exhibits without further order of this Court or further notice to any entities.

8. In accordance with Section 1.100 of the Plan, the Record Date for purposes of determining the holders of Allowed Claims that are entitled to distributions that are required to be made under the Plan on the Effective Date shall be the first Business Day that is five (5) days from and after the Confirmation Date. Except as and to the extent otherwise required by customary procedures of the DTC with respect to Debt Security Claims, as of the close of business on the Record Date, the various transfer and claims registers for each of the classes of Claims as maintained by AWI, its respective agents, or the Indenture Trustees shall be deemed closed, and there shall be no further changes in the record holders of any of the Claims. AWI and Reorganized AWI shall have no obligation to recognize any transfer of the Claims occurring after the close of business on the Record Date. AWI, Reorganized AWI, the Disbursing Agent, and the Indenture Trustees shall be entitled to recognize and deal under the Plan only with those record holders stated on the transfer ledgers as of the close of business on the Record Date, to the extent applicable.

9. The provisions in Articles V and VII of the Plan governing distributions, reserves, and the procedures for resolving and treating Disputed Claims under the Plan be, and they hereby are, approved and found to be fair and reasonable.

10. The amendment to the Claims Settlement Guidelines as set forth on Exhibit “1.39” to the Plan be, and it hereby is, approved and found to be in the best interests of AWI, its estate and creditors, and necessary to the implementation of the Plan.

11. In accordance with section 1141(a) of the Bankruptcy Code and Section 11.2 of the Plan, the provisions of the Plan be, and they hereby are, binding upon AWI and its respective successors and assigns, the holders of Claims and Equity Interests and their respective successors and assigns (whether or not they voted to accept the Plan, whether or not they are impaired under the Plan, and whether or not any such holder has filed, or is deemed to have filed, a proof of Claim or proof of Equity Interest), any other Entity giving, acquiring or receiving property under the Plan, and any lessor or lessee of property to or from AWI.

12. The rights afforded in the Plan and the treatment of all Claims and Equity Interests therein shall be in exchange for and in complete satisfaction, discharge, and release of all Claims and Equity Interests of any nature whatsoever, including any interest accrued thereon from and after the Commencement Date, against AWI or its estate, assets, properties, or interests in property. Except as otherwise provided in the Plan, on the Effective Date, all Claims against and Equity Interests in AWI shall be satisfied, discharged, and released in full. Reorganized AWI shall not be responsible for any obligations of AWI except those expressly assumed by Reorganized AWI in the Plan.

All Entities shall be precluded and forever barred from asserting against AWI, Reorganized AWI, its successors or assigns, or its assets, properties, or interests in property any other or further Claims based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not the facts of or legal bases therefor were known or existed prior to the Effective Date.

13. In accordance with section 1141(b) of the Bankruptcy Code and Section 11.7 of the Plan, title to all of AWI’s assets, properties and interests in property, other than the Asbestos PI Trust Assets to be transferred to the Asbestos PI Trust, shall revest in Reorganized AWI on the Effective Date. Except as otherwise provided herein or in the Plan, title to all assets and properties and interests in property dealt with by the Plan shall be revested in Reorganized AWI free and clear of all Claims, Equity Interests, Encumbrances, and other interests, and all such Claims, Equity Interests, Encumbrances and other interests shall be extinguished; provided, however, that the pledge and assignment by AWI of, and the Escrow Agent’s security interest in, all of the Collateral under the Escrow Agreement shall not be extinguished until the termination of such security interest pursuant to the terms of the Escrow Agreement.3

14. Nothing in this Order shall in any way affect the provisions of Section 7.16 of the Plan, which provide that, if AWI decides that one of the conditions to the occurrence of the Effective Date set forth in Section 7.16 of the Plan cannot be satisfied, and the occurrence of such condition is not waived in writing by each of AWI, the Asbestos PI Claimants’ Committee and the Future Claimants’ Representative, then this Order, including all Findings of Fact and Conclusions of Law entered simultaneously herewith, shall be null and void.

[3]	Capitalized terms used in this proviso have the meaning ascribed to such terms in the Escrow Agreement attached as Exhibit “A” to the Motion for an Order Authorizing Armstrong World Industries, Inc. to Enter into Certain Agreements in Connection with the 144A Offering, which was filed with the Court on October 7, 2003.

15. In exchange for the consideration provided for under the Plan, and in accordance with section 1141 of the Bankruptcy Code, AWI be, and it hereby is, discharged and released of and from any and all Claims and Equity Interests of any nature whatsoever, including, without limitation, Asbestos Personal Injury Claims against AWI that arose before the Effective Date, including any interest accrued thereon from and after the Commencement Date, against AWI, its estate, assets, properties or interests in property, or any Claim of a kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim based upon such Clam is filed or deemed filed under section 501 of the Bankruptcy Code, (b) such Claim is allowed under section 502 of the Bankruptcy Code, or (c) the holder of such Claim has accepted the Plan.

16. In accordance with section 1142 of the Bankruptcy Code, AWI and any other Entity designated pursuant to the Plan be, and they hereby are, authorized, empowered and directed to execute, deliver, file and record any document, and to take any action necessary or appropriate to implement, consummate and otherwise effect the Plan in accordance with its terms in all material respects, and all such entities shall be bound by the terms and provisions of all documents executed and delivered by them necessary or appropriate to effectuate the transactions contemplated by the Plan.

17. All entities holding Claims against or Equity Interests in AWI that are treated under the Plan be, and they hereby are, directed to execute, deliver, file or record any document, and to take any action necessary to implement, consummate and otherwise effect the Plan in accordance with its terms, and all such entities shall be bound by the terms and provisions of all documents executed and delivered by them in connection with the Plan.

18. In accordance with section 1142 of the Bankruptcy Code, upon entry of this Order (and subject to the occurrence of the Effective Date), the following shall be deemed authorized and approved in all respects: (i) the filing by Reorganized AWI of the Amended and Restated Articles of Incorporation, (ii) the adoption of the Amended and Restated By-Laws, (iii) the cancellation of the Existing AWI Common Stock, (iv) the issuance, if applicable, of the Plan Notes and the New Common Stock, (v) the consummation of the 144A Offering, (vi) the entering into of the Stockholder and Registration Rights Agreement, (vii) the adoption of the New Long-Term Incentive Plan, (viii) the execution of the Asbestos PI Trust Agreement, and (ix) the adoption of the Asbestos PI Trust Distribution Procedures by the Asbestos PI Trust. On the Effective Date, or as soon thereafter as is practicable, Reorganized AWI shall file with the Secretary of State for the Commonwealth of Pennsylvania the Amended and Restated Articles of Incorporation. On the Effective Date, the matters provided under the Plan involving the capital and corporate structures and governance of Reorganized AWI shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to applicable state laws without any requirement of further action by the stockholders or directors of AWI or Reorganized AWI.

19. Pursuant to Section 7.17 of the Plan, except for purposes of evidencing a right to Distributions under the Plan, as of the Effective Date, all notes, agreements, and securities evidencing Unsecured Claims and the rights of the holders thereof thereunder shall be cancelled and deemed null and void and of no further force and effect, and the holders thereof shall have no rights, and such instruments shall evidence no rights.

20. On the Effective Date, pursuant to sections 365(a) and 365(f)(1) of the Bankruptcy Code, all executory contracts and unexpired leases of AWI identified to be assumed in accordance with Section 8.1 of the Plan be, and they hereby are, deemed assumed by AWI, notwithstanding any provision in such contracts or leases prohibiting assignment or transfer.

21. On the Effective Date, pursuant to section 365(a) of the Bankruptcy Code and in accordance with Section 8.2 of the Plan, all executory contracts and unexpired leases of AWI that either (x) are set forth on Exhibit 8.2 to the Plan or (y)(i) are not listed on Exhibit 8.1 of the Plan, (ii) have not been assumed by AWI with the approval of the Bankruptcy Court, and (iii) are not the subject of pending motions to assume at the Confirmation Date be, and they hereby are, rejected.

22. Claims created by the rejection of executory contracts or unexpired leases (including, without limitation, the rejection provided in Section 8.2 of the Plan) or the expiration or termination of any executory contract or unexpired lease prior to the Confirmation Date, other than Asbestos Personal Injury Claims, must be filed with the Bankruptcy Court and served on AWI no later than thirty (30) days after (i) in the case of an executory contract or unexpired lease that was terminated or expired by its terms prior to the Confirmation Date, the Confirmation Date, (ii) in the case of an executory contract or unexpired lease rejected by AWI, the entry of the order of the Bankruptcy Court authorizing such rejection, or (iii) in the case of an executory contract or unexpired lease that is deemed rejected pursuant to Section 8.2 of the Plan, the Confirmation Date. Notwithstanding the foregoing, Exhibit 8.2 to the Plan sets forth AWI’s value of the rejection claim for each executory contract or unexpired lease set forth thereon, which claim shall be deemed an Allowed Unsecured Claim if no proof of claim is timely filed and served in accordance with the immediately preceding sentence. Any Claims for which a rejection claim is not set forth on Exhibit 8.2 to the Plan and for which a proof of claim is not filed and served within the time provided herein will be forever barred from assertion and shall not be enforceable against AWI, its estate, assets, properties, or interests in property or Reorganized AWI or its estate, assets, properties, or interests in property. All such Claims (other than Asbestos Personal Injury Claims) that are timely filed as provided herein shall be treated as Unsecured Claims under the Plan and shall be subject to the provisions of Article V of the Plan.

23. Pursuant to section 105 of the Bankruptcy Code, the provisions of the Plan governing release, exculpation and indemnification that are set forth in Sections 11.2, 11.6 and 8.6, respectively, are hereby approved in all respects.

24. Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, the Bankruptcy Court shall retain and shall have exclusive jurisdiction over any matter (a) arising in, or related to, the Chapter 11 Case or the Plan, or (b) that relates to the matters set forth in Article IX of the Plan. To the extent the Bankruptcy Court is not permitted under applicable law to preside over any of the matters referred to in Article IX of the Plan, the District Court shall have jurisdiction over such matters. In any event, (i) the allowance of Asbestos Personal Injury Claims and the forum in which such allowance will be determined will be governed by and in accordance with the Asbestos PI

Trust Distribution Procedures and the Asbestos PI Trust Agreement, and (ii) the Bankruptcy Court and/or the District Court shall have concurrent rather than exclusive jurisdiction with respect to (x) disputes relating to rights under insurance policies issued to AWI that are included in the Asbestos PI Insurance Asset, (y) disputes relating to AWI’s claim for costs, expenses and fees incurred in connection with an Alternative Dispute Resolution Proceeding initiated in 1996, as referenced in Section 1.20 of the Plan, and (z) disputes relating to AWI’s rights to insurance with respect to workers’ compensation claims.

25. In accordance with section 1145 of the Bankruptcy Code, the offer or issuance, sale, exchange or other transfer of any security in accordance with the Plan or this Order, including, without limitation, the Plan Notes and the New Common Stock, be, and it hereby is, exempt from the provisions of section 5 of the Securities Act of 1933, as amended (15 U.S.C. § 77(e), as amended), and any state or local law requiring registration for the offer or sale of a security or registration or licensing of the issuer, or an Affiliate thereof as an underwriter, broker or dealer in securities.

26. In accordance with section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities in accordance with the Plan or this Order (including, without limitation, the Plan Notes and the New Common Stock) and the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without express or implied limitation, any liens granted in connection with the exit finance facility, shall not be subject to any sales and use, stamp, real estate transfer, mortgage recording, or other similar tax.

27. Pursuant to Section 2.2 of the Plan, all entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under section 330 of the Bankruptcy Code or applications for allowance of Administrative Expenses arising under section 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code shall file their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred and applications for allowance of Administrative Expenses arising under section 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code by the date that is 45 days after the Effective Date. The Allowed Amount of all Administrative Expenses arising under section 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code shall be paid in full, in cash, (a) upon the later of (i) the Effective Date and (ii) the date upon which any such Administrative Expense becomes Allowed or (b) at such later date or upon such other terms as may be mutually agreed upon between each such Administrative Expense Creditor and Reorganized AWI.

28. As of the Effective Date, the Future Claimants’ Representative, the Asbestos PI Claimants’ Committee and the Unsecured Creditors’ Committee shall be released and discharged of and from all further authority, duties, responsibilities, and obligations relating to and arising from and in connection with the Chapter 11 Case, and, except for the limited purpose of presenting final applications for fees and expenses, all such committees shall be deemed dissolved, and the Future Claimants’ Representative shall continue to serve through the termination of the Asbestos PI Trust in order to perform the functions required by the Asbestos PI Trust Agreement; provided, however, (i) if the Effective Date occurs before this Order becomes a Final Order, the Asbestos PI Claimants’ Committee and the Future Claimants’ Representative may continue to exist and to serve for the purposes of pursuing any appeal of this Order, and (ii) if any adversary proceeding to which the Asbestos PI Claimants’ Committee or the Future Claimants’ Representative is participating is pending as of the Effective Date, any such committee may continue to exist or the Future Claimants’ Representative may continue to serve for the limited purpose of litigating such adversary proceeding. The fees and expenses of the Future Claimants’ Representative from and after the Effective Date relating to the role of the Future Claimants’ Representative in the Asbestos PI Trust, pursuant to the Asbestos PI Trust Agreement and the Asbestos PI Trust Distribution Procedures (including, without limitation, the fees and expenses of any professionals retained by the Future Claimants’ Representative), shall be the sole responsibility of the Asbestos PI Trust.

29. All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court, shall be paid on the Effective Date or as soon as practicable thereafter. All post-confirmation and post-consummation fees that are due and payable shall be paid by Reorganized AWI until the Chapter 11 Case is closed pursuant to section 305(a) of the Bankruptcy Code.

30. On or before the tenth (10th) Business Day following the date of entry of this Order, AWI shall serve notice of entry of this Order pursuant to Bankruptcy Rules 2002(f)(7), 2002(k), and 3020(c) on all creditors and interest holders of AWI, the

United States Trustee, and other parties in interest, by causing notice of entry of this Order (the “Notice of Confirmation”), to be delivered to such parties by first-class mail, postage prepaid. AWI also shall cause the Notice of Confirmation to be published as promptly as practicable after the entry of this Order once in the weekday edition of each of the national editions of The New York Times, The Wall Street Journal, and USA Today.

31. Within five (5) Business Days following the occurrence of the Effective Date, Reorganized AWI shall file a notice of the occurrence of the Effective Date and shall serve a copy of same on the parties identified on AWI’s Core Group Service List in this case pursuant to the Court’s Order Establishing Case Management Procedures and Hearing Schedule, dated February 11, 2002.

32. The provisions of this Order are integrated with each other and are nonseverable and mutually dependent unless expressly stated by further order of this Court.

33. The failure specifically to include any particular provision of the Plan in this Order shall not diminish or impair the efficacy of such provision, it being understood that it is the intent of this Court that the Plan be confirmed and approved in its entirety.

34. The Findings of Fact and Conclusions of Law and the Unfair Discrimination Decision and Order are hereby incorporated as if set forth in full in this Order.

35. This Order and simultaneously filed Findings of Fact and Conclusions of Law shall be entered in both the U.S. District Court for the District of Delaware and the U.S. Bankruptcy Court for the District of Delaware. The Clerk of the U.S. Bankruptcy Court for the District of Delaware shall see to distribution thereof.

III. Incorporation by Reference of Certain Prior Orders

1. The Stipulation and Order dated August 29, 2003, by and between AWI, Liberty Mutual Insurance Company, the Future Claimant’s Representative, and the Asbestos Claimants’ Committee (Docket No. 5728) is incorporated by reference in this Order pursuant to paragraph 13 thereof.

2. The Settlement Agreement and Order dated November 11, 2003, by and between AWI, Century Indemnity Co., Central National Insurance Company of Omaha, International Insurance Company, and JPMorgan Chase Bank (Docket No. 6071) is incorporated by reference in this Order pursuant to paragraph 14 thereof.

Dated:	Philadelphia, Pennsylvania

                          , 2006

THE HONORABLE EDUARDO C. ROBRENO
United States District Court Judge

PI Protected Parties

Section 1.91 of the Plan sets forth the identities of the PI Protected Parties, which include the following:

a.	AWI;

b.	Reorganized AWI;

c.	Holdings;

d.	AWWD;

e.	any Affiliate;

f.	Interface Solutions, Inc., a corporation organized under the laws of Delaware, but only to the extent that Interface Solutions, Inc. is alleged to be directly or indirectly liable for the conduct of, Claims against, or Demands on AWI, Reorganized AWI, or the Asbestos PI Trust on account of Asbestos Personal Injury Claims;

g.	any Entity that, pursuant to the Plan or after the Effective Date, becomes a direct or indirect transferee of, or successor to, any assets of AWI, Reorganized AWI, or the Asbestos PI Trust (but only to the extent that liability is asserted to exist by reason of it becoming such a transferee or successor);

h.	any Entity that, pursuant to the Plan or after the Effective Date, makes a loan to Reorganized AWI or the Asbestos PI Trust or to a successor to, or transferee of, any assets of AWI, Reorganized AWI or the Asbestos PI Trust (but only to the extent that liability is asserted to exist by reason of such Entity becoming such a lender or to the extent of any pledge of assets made in connection with such a loan is sought to be upset or impaired); and

i.	any Entity to the extent he, she, or it is alleged to be directly or indirectly liable for the conduct of, Claims against, or Demands on AWI, Reorganized AWI or the Asbestos PI Trust on account of Asbestos Personal Injury Claims by reason of one or more of the following:

(i)	such Entity’s ownership of a financial interest in AWI, Reorganized AWI, a past or present affiliate of AWI or Reorganized AWI (other than ACandS, Inc. f/k/a Armstrong Contracting and Supply Corp.), or a predecessor in interest of AWI or Reorganized AWI;

(ii)	such Entity’s involvement in the management of AWI, AWWD, Holdings, an Affiliate, Reorganized AWI, or any predecessor in interest of AWI or Reorganized AWI;

(iii)	such Entity’s service as an officer, director, or employee of AWI, Reorganized AWI, AWWD, Holdings, an Affiliate, any past or present affiliate of AWI or Reorganized AWI (other than ACandS, Inc. f/k/a Armstrong Contracting and Supply Corp.), any predecessor in interest of AWI or Reorganized AWI, or any Entity that owns or at any time has owned a financial interest in AWI or Reorganized AWI, any past or present affiliate of AWI or Reorganized AWI (other than ACandS, Inc. f/k/a Armstrong Contracting and Supply Corp.), or any predecessor in interest of AWI or Reorganized AWI.

(iv)	such Entity’s provision of insurance to (a) AWI, (b) Reorganized AWI, (c) any past or present affiliate of AWI or Reorganized AWI (other than ACandS, Inc. f/k/a Armstrong Contracting and Supply Corp.), (d) any predecessor in interest of AWI or Reorganized AWI, or (e) any Entity that owns or at any time has owned a financial interest in AWI or Reorganized AWI, any past or present affiliate of AWI or Reorganized AWI (other than ACandS, Inc. f/k/a Armstrong Contracting and Supply Corp.), or any predecessor in interest of AWI or Reorganized AWI, but only to the extent that AWI, Reorganized AWI, or the Asbestos PI Trust enters into a settlement with such Entity that is approved by the Bankruptcy Court and expressly provides that such Entity shall be entitled to the protection of the Asbestos PI Permanent Channeling Injunction as a PI Protected Party; or

(v)	such Entity’s involvement in a transaction changing the corporate structure, or in a loan or other financial transaction affecting the financial condition, of AWI, AWWD, Holdings, an Affiliate, Reorganized AWI, any past or present affiliate of AWI or Reorganized AWI (other than ACandS, Inc.

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f/k/a Armstrong Contracting and Supply Corp.), any predecessor in interest of AWI or Reorganized AWI, or any Entity that owns or at any time has owned a financial interest in AWI or Reorganized AWI, any past or present affiliate of AWI or Reorganized AWI (other than ACandS, Inc. f/k/a Armstrong Contracting and Supply Corp.), or any predecessor in interest of AWI or Reorganized AWI.

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